SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LONGVIEW FIBRE COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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LONGVIEW FIBRE COMPANY

300 Fibre Way

P. O. Box 639

Longview, Washington 98632

Notice of Annual Meeting of Shareholders

To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the “Company”) will be held at 10:00 a.m., local time, on Thursday, April 6, 2006, at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632, for the following purposes:

(1)	To elect four Class I directors;

(2)	To elect one Class III director; and

(3)	To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on February 17, 2006 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors

L. J. McLaughlin
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington

February 28, 2006

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

LONGVIEW FIBRE COMPANY

PROXY STATEMENT

INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the “Company”) for use at the Annual Meeting of Shareholders to be held on Thursday, April 6, 2006 at 10:00 a.m., local time, at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on February 17, 2006 (the “Record Date”) will be entitled to notice of and to vote at the meeting. The cost of this solicitation will be borne by the Company.

It is anticipated that these proxy solicitation materials and a copy of the Company’s 2005 Annual Report will be sent to shareholders on or about February 28, 2006.

If the accompanying form of proxy is properly executed and returned by a shareholder of record, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted for the election of the nominees for election as Class I and Class III directors set forth herein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. McLaughlin, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the “Common Stock”), each of which is entitled to one vote. At the Record Date, there were issued and outstanding 51,076,567 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company’s charter documents, if a quorum is present, the five nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum exists, but will otherwise have no effect on the election of directors.

Information concerning beneficial ownership of the Common Stock by Robert B. Arkell, who serves as the Company’s Senior Vice President-Industrial Relations and General Counsel, Richard J. Parker, who serves as the Company’s Senior Vice President-Production and Mill Manager, Ken D. Gettman, who serves as the Company’s Senior Vice President-Container Group, all directors and executive officers as a group, and persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock is set forth below (information is as of the Record Date, except as otherwise indicated). Except as otherwise indicated, each person included in the table below has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws.

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Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Robert B. Arkell, Senior Vice President- Industrial Relations and General Counsel	5,123	*

Richard J. Parker, Senior Vice President- Production and Mill Manager	2,048	*

Ken D. Gettman, Senior Vice President- Container Group	5,984	*

Directors and executive officers as a group (13 persons)	1,984,009	3.9%

Dimensional Fund Advisors Inc. (1) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	4,338,028	8.5%

Hotchkis & Wiley Capital Management, LLC (2) 725 South Figeroa, 39th Floor Los Angeles, CA 90017	3,487,200	6.8%

(1)	Based on a Schedule 13G/A filed February 6, 2006 of Dimensional Fund Advisors Inc., a registered investment advisor. Dimensional Fund Advisors Inc. disclaims beneficial ownership of all shares shown as beneficially owned.
(2)	Based on a Schedule 13G filed February 14, 2006 of Hotchkis & Wiley Capital Management, LLC, a registered investment advisor. Hotchkis & Wiley Capital Management, LLC disclaims beneficial ownership of all shares shown as beneficially owned and reports sole voting power with respect to 2,444,400 shares and sole investment power with respect to 3,487,200 shares.

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of nine directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 2006 Annual Meeting, four Class I directors will be elected to serve for terms of three years each expiring in the year 2009, and one Class III director will be elected to serve for a term of two years expiring in the year 2008. The remaining six directors are divided into two classes of three Class II directors and three Class III directors whose terms expire in 2007 and 2008, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees to the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The Board of Directors recommends a vote “for” each of the Class I and Class III nominees.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 2006 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading “Nominees For Election” and continuing members of the Board of Directors are listed under the heading “Directors Whose Terms Continue.” This table also sets forth information concerning the shares of Common Stock beneficially owned by the continuing directors, nominees and each executive officer named in the Summary Compensation Table, other than Robert B. Arkell, Richard J. Parker and Ken D. Gettman. Each of the persons listed below has been employed in the capacity indicated for the

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past five years and has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned, subject to applicable community property laws and except as otherwise indicated.

NOMINEES FOR ELECTION

Class I Directors

(Terms to Expire in 2009)

Names	Age	Principal Occupation and Directorships of Other Public Companies	Served as Director Since	Number of Shares Beneficially Owned	% of Class
David L. Bowden (1)	70	Retired Senior Vice President-Timber, Longview Fibre Company	1990	28,502	*

Richard H. Wollenberg (2)(3)(4)	52	President, Chief Executive Officer and Chairman of the Board	1995	433,683	*

Rick L. Bentzinger (5)	54	Vice President, Human Resources, Oregon Health & Science University, Portland, Oregon	N/A	0	0

Curtis M. Stevens (6)	53	EVP Administration & Chief Financial Officer, Louisiana-Pacific Corp., Nashville, Tennessee	N/A	0	0
Class III Director (Term to Expire in 2008)
David A. Wollenberg (2)(7)(8)	58	President, The Cortana Corporation (real estate investment), Menlo Park, California	1979	245,175	*
DIRECTORS WHOSE TERMS CONTINUE Class II Directors (Terms to Expire in 2007)
Names	Age	Principal Occupation and Directorships of Other Public Companies	Served as Director Since	Number of Shares Beneficially Owned	% of Class
Robert E. Wertheimer (9)	77	Retired Executive Vice President, Longview Fibre Company	1956	1,247,376	2.4%

John R. Kretchmer (10)	48	Chief Executive Officer and Director, American Licorice Company, Bend, Oregon	1997	6,000	*

Robert A. Kirchner (11)	69	Retired President, Kalama Chemical, Inc. Kalama, Washington	2004	7,500	*
Class III Directors (Terms to Expire in 2008)
M. Alexis Dow, CPA	56	Elected Auditor, Metro Regional Government, Oregon 1995	1988	1,000	*

Michael C. Henderson (12)	59	Chairman, Albina Community Bancorp and Albina Community Bank, Portland, Oregon	2001	1,000	*

Lisa J. McLaughlin	50	Senior Vice President-Finance, Secretary and Treasurer	2005	618	*

*	Does not exceed 1%.
(1)	D. L. Bowden shares voting and investment power with respect to 12,160 shares with his spouse with whom Mr. Bowden holds such shares as joint tenants with right of survivorship.

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(2)	R. H. Wollenberg is the brother of D. A. Wollenberg.
(3)	Effective March 2004, R. H. Wollenberg was elected Chairman of the Board. In November 2002, R. H. Wollenberg was elected Chief Executive Officer and continues to hold the office of President. R. H. Wollenberg was elected President and Chief Operating Officer effective October 1, 2001. Mr. Wollenberg previously served as Executive Vice President from January 2001 through September 2001, and as Senior Vice President-Production, Western Container Division, from January 1995 through December 2000.
(4)	Includes 137,730 shares beneficially owned by members of R. H. Wollenberg’s immediate family, as to 95,370 shares of which Mr. Wollenberg disclaims any beneficial interest.
(5)	R. L. Bentzinger has been the Vice President of Human Resources of Oregon Health & Science University since February 2005. Mr. Bentzinger has 25 years of experience in a variety of high-level human resources and management in privately held and Fortune 500 corporations. Mr. Bentzinger was Vice President of Human Resources of the Danaher Corp., an international holding and investment company in Washington, D.C., from 2003 until February 2005. From 2002 to 2003, Mr. Bentzinger was Vice President of Human Resources for the Danaher Corp.’s Motion Group, a Danaher operating company in Simsbury, Connecticut. From 1998 to 2002, Mr. Benzinger was Vice President, Human Resources, for Colfax PT Group, an industrial power transmissions company that was acquired by Danaher Corp.
(6)	C. M. Stevens has been Executive Vice President Administration and Chief Financial Officer of Louisiana-Pacific Corp., a building material supplier in Nashville, Tennessee, since 1997.
(7)	Includes 47,090 shares beneficially owned by members of D. A. Wollenberg’s immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(8)	Does not include 1,589,430 shares owned by The Wollenberg Foundation (the “Foundation”) of which D. A. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.
(9)	Includes 670,350 shares beneficially owned by R. E. Wertheimer in his capacity as trustee for two trusts for the benefit of his family members and 1,000 shares beneficially owned by members of Mr. Wertheimer’s immediate family, as to which shares Mr. Wertheimer disclaims any beneficial interest.
(10)	Consists of shares owned by the Kretchmer Family Trust of which J. R. Kretchmer and his spouse serve as trustees.
(11)	R. A. Kirchner served as President of Kalama Chemical, Inc., a manufacturer and marketer of intermediate and specialty chemicals, from 1980 to April of 2000, when he retired from the company. Mr. Kirchner served on the Board of Twin City Bank, Longview, Washington, 2001 and 2002.
(12)	M. C. Henderson has been the Chairman of Albina Community BanCorp, a bank holding company, and Albina Community Bank since 1995. Mr. Henderson was also the Chief Executive Officer of Prolifiq Software (formerly H2F Media, Inc.), a software development company, from June 2000 through June 2001. Prior to and during that time, Mr. Henderson served as Chief Executive Officer of Pinemeadow Group, a manufacturer of consumer products, from June 1998 through April 2001. Mr. Henderson served as President and Chief Executive Officer of PacifiCorp Holdings, Inc. from January 1996 through February 1998.

Board of Directors and Committees

Independence

Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical director independence standards with respect to the determination of director independence that include the criteria set forth in Section 303A. 02(b) of the New York Stock Exchange listing standards. In accordance with these standards, a Director must be determined to have no material relationship with the Company other than as a Director. Applying these standards, the Board of Directors has determined that M. A. Dow, J. R. Kretchmer, M. C. Henderson, R. E. Wertheimer and R. A. Kirchner are independent. The full text of the Company’s director independence qualification standards is available in the Investor Relations section of the Company’s web site at www.longviewfibre.com.

Board Attendance and Fees

The Board of Directors of the Company held eight meetings during the fiscal year ended October 31, 2005. All directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 2005.

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Board Committees

The Board of Directors of the Company has a standing Executive Committee, Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee. Each of these committees operates pursuant to a written charter adopted by the Board of Directors. Each of these committees annually evaluates its own performance and the adequacy of its charter and makes applicable recommendations to the Board of Directors based on the results of these evaluations.

Director Compensation

The Company compensates its non-employee directors for their services as directors. Directors who are employed by the Company do not receive any additional compensation for their services as directors. The following table outlines the elements of non-employee director compensation and the range of total non-employee director compensation for the periods indicated:

	Fiscal 2005 (1)		Fiscal 2006 (2)
Annual cash retainer	$25,000		$30,000
Additional cash retainer for:
Chair of the Audit Committee	$5,000		$10,000
Chair of Other Board Committee	$2,500		$5,000
Meeting fees:
In-person Board meeting	-0-		$1,500	(3)
Telephonic Board meeting	-0-		$750
In-person Committee meeting	$1,000	(3)(4)	$1,000	(3)
Telephonic Committee meeting	$500	(4)	$500
Reimbursement for reasonable out of pocket expenses when incurred	Yes		Yes
Range of total compensation earned by directors (for the year)	$25,004 to $47,008

(1)	Fiscal year ended October 31, 2005.
(2)	In January 2006, the Company changed its fiscal year end from October 31 to December 31. The amounts shown became effective on November 1, 2005.
(3)	A director who attends an “in-person” meeting by telephone receives half of the applicable in-person meeting fee.
(4)	The Board implemented payment of fees for telephonic Committee meetings in March 2005.

Executive Committee

The Board of Directors has an Executive Committee that acts for the Board in circumstances determined from time to time by the Board, subject to certain limitations set forth in the Executive Committee’s charter and the Bylaws of the Company. The Executive Committee’s written charter is available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request.

For fiscal year 2005, the Executive Committee was comprised of R. H. Wollenberg, President, Chief Executive Officer and Chairman of the Board; R. E. Wertheimer, who retired as Executive Vice President of the Company on December 31, 2000; D. L. Bowden, who retired as Senior Vice President of the Company on June 30, 2004; and R. A. Kirchner, retired President of Kalama Chemical, Inc., who joined the Committee in March 2005. In addition, R. P. Wollenberg, who served as a director until the Company’s 2005 annual meeting of shareholders in March 2005, also served on the Executive Committee from the beginning of fiscal year 2005 until that date.

Compensation Committee

The Board of Directors formed a Compensation Committee and adopted a Compensation Committee charter, which is available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request. The Compensation Committee reviewed and evaluated the Chief Executive Officer’s goals and performance and determined the Chief Executive Officer’s compensation level. In addition, the Compensation Committee established and

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recommended to the Board of Directors for its approval, in consultation with the Company’s Chief Executive Officer, compensation for other executive officers and oversaw other compensation plans, policies and programs of the Company. The Compensation Committee is comprised of J. R. Kretchmer, M. C. Henderson and R. A. Kirchner, each of whom is independent in accordance with applicable New York Stock Exchange listing standards. The Compensation Committee held six meetings during fiscal year 2005.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee that, in addition to other purposes set forth in its charter or conferred upon the Committee by the Board of Directors: identifies individuals qualified to become Board members and recommends to the Board director nominees for the next annual meeting of shareholders; develops and recommends to the Board corporate governance principles and policies for adoption by the Company; and oversees the evaluation of the Board and management of the Company.

The Nominating and Corporate Governance Committee’s written charter that governs its activities is available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request.

The Nominating and Corporate Governance Committee met six times during fiscal year 2005 to recommend nominees for election to the Board of Directors. The Committee consists of M. C. Henderson, M. A. Dow and R. A. Kirchner, all of whom are independent in accordance with applicable New York Stock Exchange listing standards.

Audit Committee

The Board of Directors has an Audit Committee that assists the Board of Directors’ oversight of the integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; and the performance of the Company’s internal audit function and independent registered public accounting firm. Among the Audit Committee’s specific duties, the Audit Committee is responsible for the retention and compensation of the Company’s independent registered public accounting firm, including the approval of audit and non-audit fees; the evaluation of the independent registered public accounting firm’s qualifications, performance and independence; the review of the Company’s financial statements and disclosure; a periodic assessment of accounting practices and policies and risk management; the review of the Company’s internal audit function; and other legal compliance. The Board of Directors has adopted a written Audit Committee Charter that is attached as Appendix A to this proxy statement and is also available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request.

The Audit Committee evaluates annually the Audit Committee Charter and recommends any amendments to the Board of Directors. The Audit Committee consists of three directors, M. A. Dow, J. R. Kretchmer, and R. A. Kirchner, none of whom is an employee of the Company. The Board of Directors has determined that each of the members of the Audit Committee is independent in accordance with applicable New York Stock Exchange listing standards and SEC rules and regulations, and meets the requirements for both director independence and audit committee independence. The Board of Directors has determined that M. A. Dow and J. R. Kretchmer are Audit Committee financial experts. No member of the Audit Committee serves on more than three audit committees, including the Company’s Audit Committee. The Audit Committee held fifteen meetings during fiscal year 2005.

The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by the Company’s independent registered public accounting firm. Engagements for proposed services either may be separately pre-approved by the Audit Committee (“separate pre-approval”) or entered into pursuant to detailed pre-approval policies and procedures established by the Audit Committee, as long as the Audit Committee is informed on a timely basis of any engagement entered into on that basis (“general

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pre-approval”). General pre-approval is typically provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee considers whether the services are consistent with the SEC’s rules on auditor independence and all other applicable laws and regulations. The Audit Committee of the Board of Directors pre-approved all fees billed by the Company’s independent registered public accounting firm for fiscal year 2005. See the “Audit Fees” disclosure under “Selection of Independent Registered Public Accounting Firm” for additional disclosure.

Nomination Process

The Nominating and Corporate Governance Committee has generally identified director nominees based on suggestions by directors and executive officers. The Committee will consider nominees from other sources, including shareholders. The Committee does not have a formal policy for consideration of shareholder proposed nominees since it believes that the informal consideration process has been adequate given the historically small number of shareholder nomination proposals. The Committee intends to review periodically whether it should adopt a formal policy. Once an individual has been identified as a prospective nominee, the Nominating and Corporate Governance Committee will determine the appropriate steps it should take to review the prospective nominee based on how familiar the Committee already is with the individual and other available factors.

If a shareholder wishes to suggest a nominee for the Nominating and Corporate Governance Committee’s consideration, the name of that nominee and related information set forth in Article III of the Company’s Bylaws should be forwarded to the Nominating and Corporate Governance Committee, in care of the corporate Secretary, at least 90 days before the next annual meeting to assure time for meaningful consideration by the Committee. The Company’s Bylaws are available in the Investor Relations section of the Company’s web site at www.longviewfibre.com. None of the nominees for election as a director at the 2006 Annual Meeting was suggested by a shareholder for consideration by the Nominating and Corporate Governance Committee.

The Committee has the authority under its charter to retain a search firm to assist it in identifying potential director candidates. During fiscal year 2005, the Committee retained a third-party search firm that recommended as director candidates two of the individuals nominated for election as Class I directors, R. L. Bentzinger and C. M. Stevens.

Although the Committee considers the entirety of each proposed nominee’s credentials and does not have any specific minimum qualifications, the Committee has established director selection guidelines to assist it in evaluating a proposed director nominee, including any person recommended by a shareholder as a director nominee. These guidelines are attached to the Committee’s charter and include both qualification and Board composition criteria. Qualification criteria generally include:

•	personal and professional integrity and willingness to act in the best interest of the Company;

•	willingness not to engage in activities that may create a conflict of interest;

•	policy-making experience;

•	long-term commitment to the Company; and

•	willingness to devote sufficient time to fulfill Board duties and responsibilities.

Composition criteria are reviewed in light of the overall make-up of the Board and generally include:

•	independence;

•	relevant professional experience and industry knowledge;

•	leadership qualities and prior Board experience;

•	diversity and non-business experience; and

•	other relevant factors included in corporate governance-related guidelines.

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In addition to submitting suggestions for director nominees for consideration by the Nominating and Corporate Governance Committee, shareholders may directly nominate candidates for election to the Board of Directors by following the applicable procedures set forth in the Company’s Bylaws. None of the nominees for election as a director at the 2006 Annual Meeting was nominated by a shareholder under these procedures.

Interested Party Communication with Directors

Interested parties who wish to communicate with the Board of Directors or with a particular director, including the presiding director or the non-management directors as a group, may send a letter to the Secretary of the Company at P.O. Box 639, Longview, Washington 98632-7411. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). The independent directors (all of whom are also non-management directors and who constitute a majority of the non-management directors) have approved procedures by which they and the other members of the Board of Directors receive these communications from shareholders. The procedures provide that the Secretary of the Company receives and reviews interested party correspondence, and relays the communication to the appropriate director, unless the communication meets specific criteria for non-delivery in the approved procedures (e.g., the communication does not relate to the Company, it is an advertisement or is frivolous). All interested party communication is summarized for the applicable director and retained for at least one year for access by the director.

Shareholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth under “Nomination Process” above or “Shareholder Proposals for the 2007 Annual Meeting of Shareholders” below, and not the procedures set forth in the preceding paragraph.

Although the Company does not have a policy on director attendance at the Annual Meeting, directors are encouraged to do so. At the 2005 Annual Meeting of Shareholders, all nine incumbent directors attended in person.

Additional Corporate Governance

The Board of Directors and Company are committed to good corporate governance practices. The Company’s Code of Business Conduct and Ethics requires management and employees to abide by high standards of business conduct and ethics. The Company’s Corporate Governance Guidelines provide a framework for the governance of the Company that focuses on the accuracy and integrity of the Company’s financial reports and corporate governance practices. The code and the guidelines are available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request. In addition, the Board has adopted a Code of Ethics for its Chief Executive Officer and financial officers to establish clear policies to ensure, to the greatest possible extent, the integrity of the Company’s financial reporting and legal compliance, and the code is available in the Investor Relations section of the Company’s web site at www.longviewfibre.com and available in print to shareholders upon request.

Our non-management directors hold periodic executive sessions without management’s presence. The non-management directors determined that the position of presiding director would be rotated annually amongst the chairmen of the Nominating and Corporate Governance, Audit and Compensation Committees. M. C. Henderson, Chairman of the Nominating and Corporate Governance Committee, served as presiding director in 2005. The presiding director is responsible for reporting to management any comments or concerns discussed at those sessions.

The Audit Committee seeks to facilitate disclosure regarding accounting and auditing matters, become alert to potential problems relating to accounting or auditing matters before they have serious consequences, and encourage proper individual conduct. Accordingly, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

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According to our policies, individuals should promptly submit complaints or concerns regarding accounting, internal accounting controls or auditing matters by means of a toll-free telephone call or electronic submission that are available in the Investor Relations section of the Company’s web site at www.longviewfibre.com. Our employees also have the option of submitting complaints or concerns on a confidential basis to an independent third party by means of a toll-free telephone call or electronic submission that has been made available to the Company’s employees and is also available on our web site. Concerns and complaints are investigated by the General Counsel, or, if requested, delivered directly to the Chair of the Audit Committee who will determine whether an investigation will be conducted by the General Counsel or by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors performs the functions described above. In addition to performing its other functions, the Audit Committee selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

During fiscal year 2005, the Committee:

•	Reviewed and discussed the audited financial statements with management and the independent registered public accounting firm;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61;

•	Received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and discussed with the independent registered public accounting firm its independence;

•	Approved fees paid to the independent registered public accounting firm in 2005; and

•	Based on the review and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2005 for filing with the Securities and Exchange Commission.

M. A. Dow, Chairman
J. R. Kretchmer
R. A. Kirchner

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) determines the compensation of Longview Fibre Company’s executive officers and oversees the administration of executive compensation programs. The Committee is comprised entirely of independent directors and is advised by an independent consultant retained by the Committee.

The Committee reviews the Company’s executive compensation policies with respect to the relationship between executive compensation and the creation of shareholder value, as well as the competitiveness of the programs, establishes and recommends to the Board of Directors for its approval, in consultation with the Company’s Chief Executive Officer, executive officer compensation and establishes the Chief Executive Officer’s compensation. The Committee also determines what changes, if any, are appropriate in the compensation programs of the Company.

For fiscal 2005 the Committee evaluated the value of each element of executive compensation, and the total aggregate value, and determined the value to be reasonable.

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Executive Compensation Philosophy

Longview Fibre Company’s executive compensation programs are designed to attract, retain and motivate highly qualified executives in order to achieve Company goals and maximize long-term shareholder returns.

Executive Compensation Practices and Policies

The Committee bi-annually surveys the executive compensation practices of a peer group of companies selected by our compensation consultant, and annually updates the salary portion of this information. The Committee’s practice is to target base salary ranges for executive officers around the market median for companies in the peer group. In addition, the Committee has established an annual cash bonus program to provide the executive officers with an incentive to achieve the Company’s short-term goals. The executive officers also participate in the Company’s Pension Plan on the same basis as all employees, and some of the executive officers receive certain fringe benefits.

Components of Executive Compensation

Base Salary. The Committee generally compares salary ranges for executive officers to those of comparable executives at a peer group of companies. Salaries for newly promoted executive officers are generally set at the low end of the salary range for each position and increased through the appropriate salary range as their individual competence grows.

In establishing executive officer salaries for fiscal 2005, the Committee evaluated executive officer base salaries as compared to executive officer salaries at a peer group of companies recommended by the Committee’s compensation consultant, which includes some forest products companies as well as other companies that are similar to the Company in terms of size, scope and sales. Some of the Company’s executive officers received an annual general salary increase for fiscal 2005. The Company believes these increases were appropriate to maintain base compensation that is competitive with our labor markets. The Company established salary ranges for executive officers for fiscal 2005 in relation to each officer’s responsibility, the skills required for the position and the overall importance of the executive to the Company. The Committee consulted with the Company’s Chief Executive Officer to establish, and recommended to the Board of Directors for its approval, executive officer salaries for fiscal 2005.

Annual Cash Incentive Compensation. On January 11, 2005, the Board of Directors adopted a short-term incentive plan pursuant to which the Company may award cash bonuses to executive officers and key employees of the Company selected by the Company’s Compensation Committee. Executive officers will receive annual cash bonus payments upon achieving the annual business and financial goals established by the Compensation Committee in consultation with the Chief Executive Officer, and the individual performance goals set by the Chief Executive Officer. If these goals are not satisfied at or above the threshold level established for the fiscal year, the executive officer will not receive an annual cash bonus payment for that year. These annual cash bonuses can represent a significant portion of each executive officers total annual compensation package.

Also in January 2005, the Committee established performance goals under the short-term incentive plan for fiscal 2005 and set the amounts for the annual cash bonus that each executive officer may earn based upon achieving the business and financial goals set by the Committee and realizing other individual performance objectives under the short-term incentive program. No annual cash bonuses were paid to executive officers for fiscal 2005 because the applicable annual performance goals were not met.

In January 2006, the Committee established performance goals under the short-term incentive plan for fiscal 2006 and set the amounts for the annual cash bonus that each executive officer may earn based upon achieving the business and financial goals set by the Committee and realizing other individual performance objectives under the short-term incentive program.

Proxy Statement 2005    Page 10

Chief Executive Officer Compensation

In establishing the Chief Executive Officer’s salary for fiscal 2005, the Committee evaluated the Chief Executive Officer’s base salary as compared to chief executive officer salaries at a peer group of companies recommended by the Committee’s compensation consultant, which includes some forest products companies as well as other companies that are similar to the Company in terms of size, scope and sales, and also considered progress achieved toward debt reduction and profitability goals. The Committee established a short-term incentive bonus for the Chief Executive Officer as part of the short-term incentive plan implemented for fiscal 2005, but no annual cash bonus was paid pursuant to this plan because the threshold performance goals were not achieved. The annual cash bonus can represent a significant portion of the chief executive officer’s total annual compensation package. In January 2006, the Committee established performance goals under the short-term incentive plan for fiscal 2006 and set the amounts for the annual cash bonus that the chief executive officer may earn based upon achieving the business and financial goals set by the Committee and realizing other individual performance objectives under the short-term incentive program. Our Chief Executive Officer does not receive separate compensation for serving as Chairman of the Board.

Corporate Tax Deduction on Compensation in Excess of $1 Million per Year

Under section 162(m) of the Internal Revenue Code, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and for other most highly compensated officers of publicly held companies is limited to $1,000,000 per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company for fiscal 2005 exceeded the $1,000,000 limitation. The Company intends, to the extent practicable, to preserve deductibility under section 162(m) of compensation paid to its executive officers while maintaining executive compensation programs that effectively attract and retain highly qualified executives and maximize long-term shareholder returns.

J. R. Kretchmer, Chairman
M. C. Henderson
R. A. Kirchner

PERFORMANCE GRAPH

This graph is not indicative of future performance of the Company’s Common Stock.

Proxy Statement 2005    Page 11

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation paid by the Company during fiscal years 2005, 2004 and 2003 for the Chief Executive Officer and the other four most highly compensated executive officers (the “Named Executive Officers”) is set out in the following table:

	Annual Compensation
Name and Principal Position	Year		Salary (1)		Other Annual Compensation		All Other Compensation (2)		Total Compensation (3)
R. H. Wollenberg President, Chief Executive Officer and Chairman of the Board	2005 2005 2004 2003	(4)	$ $ $ $	72,500 416,000 319,500 308,000	(5 (5 — —	) )	$ $ $ $	2,004 11,545 9,821 8,880	$ $ $ $	74,504 427,545 329,321 316,880	(5) (5)

R. B. Arkell Senior Vice President-Industrial Relations and General Counsel	2005 2005 2004 2003	(4)	$ $ $ $	34,400 205,400 199,400 193,400	(6 (6 (6 (6	) ) ) )	$ $ $ $	3,193 18,501 12,321 8,670	$ $ $ $	37,593 223,901 211,721 202,070	(6) (6) (6) (6)

R. J. Parker Senior Vice President-Production and Mill Manager	2005 2005 2004 2003	(4)	$ $ $ $	33,480 200,880 199,900 194,000	— — — —		$ $ $ $	2,031 11,570 9,695 8,693	$ $ $ $	35,511 212,450 209,595 202,693

K. D. Gettman Senior Vice President- Container Group	2005 2005 2004 2003	(4)	$ $ $ $	34,400 200,000 165,400 151,000	(7 (7 (7 (7	) ) ) )	$ $ $ $	481 10,742 8,034 6,795	$ $ $ $	34,881 210,742 173,434 157,795	(7) (7) (7) (7)

L. J. McLaughlin Senior Vice President-Finance, Secretary and Treasurer	2005 2005 2004 2003	(4)	$ $ $ $	33,750 199,650 184,500 178,000	— — — —		$ $ $ $	1,912 10,690 8,528 8,010	$ $ $ $	35,662 210,340 193,028 186,010

(1)	Includes salary deferred under the Longview Fibre Company Salaried 401(k) Savings Plan; excludes retirement benefits paid pursuant to the Company’s Pension Plan.
(2)	For the fiscal year ended October 31, 2005 (“Fiscal 2005”) and the two-month transition period ended December 31, 2005 (“Transition Period”), consists of:

	R. H. Wollenberg	R.B. Arkell	R. J. Parker	K. D. Gettman	L. J. McLaughlin
Company contributions to the Longview Fibre Company Salaried 401(k) Savings Plan: Transition Period	$1,751	$1,751	$1,751	$180	$1,751
Fiscal 2005	$10,027	$9,952	$9,893	$9,000	$9,795
Value attributed to each individual for excess group life insurance paid for by the Company: Transition Period	$253	$1,442	$280	$301	$161
Fiscal 2005	$1,518	$8,549	$1,677	$1,742	$895

(3)	Total compensation figures include only compensation included in the other columns in this table.
(4)	Amounts shown are for the two-month transition period ended December 31, 2005, which resulted from the Company’s change in fiscal year end from October 31 to December 31.
(5)	Excludes the value of airfare for spouse. The annual value of this benefit is less than the minimum amount specified for inclusion in the table.
(6)	Excludes the value of an airline club membership. The annual value of this benefit is less than the minimum amount specified for inclusion in the table.
(7)	Excludes the value of a Company vehicle, airfare for spouse, and amounts paid for country club and airline club memberships. The total annual value of these benefits is less than the minimum amount specified for inclusion in the table.

Proxy Statement 2005    Page 12

Pension Plan Table

The Company has a Pension Plan for its salaried and nonunion employees, including officers, that provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company will make no contribution for the Plan Year ended December 31, 2005. The Named Executive Officers participate in the Pension Plan on the same basis as all other salaried and nonunion employees.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

	Years of Service
Remuneration	15	20	25	30	35	40	45
$125,000	$26,528	$35,370	$44,213	$53,055	$61,898	$70,740	$79,583
150,000	32,528	43,370	54,213	65,055	75,898	86,740	97,583
175,000	38,528	51,370	64,213	77,055	89,898	102,740	115,583
200,000	44,528	59,370	74,213	89,055	103,898	118,740	133,583
225,000	50,528	67,370	84,213	101,055	117,898	134,740	151,583
250,000	56,528	75,370	94,213	113,055	131,898	150,740	169,583
300,000	68,528	91,370	114,213	137,055	159,898	170,000	170,000
400,000	92,528	123,370	154,213	170,000	170,000	170,000	170,000
450,000	104,528	139,370	170,000	170,000	170,000	170,000	170,000
500,000	116,528	155,370	170,000	170,000	170,000	170,000	170,000

The participants’ remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 2005 is $46,300). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 2005 is $170,000. The benefits payable are “single-life annuity” amounts and are not subject to offset for Social Security.

Compensation used in determining a participant’s ending compensation consists of the employee’s regular salary including any amounts deferred at the election of the employee and contributed to the Longview Fibre Company Salaried 401(k) Savings Plan and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 2005 is $210,000, and this is the amount used for determining benefits of the Named Executive Officers.

The credited years of service for each of the Named Executive Officers are as follows: R. H. Wollenberg - 17.2 years; R. B. Arkell - 35.0 years; R. J. Parker - 33.5 years; K. D. Gettman - 38.0 years; and L. J. McLaughlin - 28.0 years.

In addition to the benefits described above, on January 1, 2001 supplemental Cash Balance Accounts were established for participants. The amount of the benefit credited to each participant’s Cash Balance Account was $1,100 per year of service. This was a one-time event except for participants with less than five years of service, who may receive a subsequent benefit credit upon completing five years of service. The Cash Balance Accounts earn interest based upon the yield rate on 10-Year United States Treasury Constant Maturities. The balance in the Cash Balance Account generally will be paid at the same time as the participant’s regular retirement allowance under the plan, in a lump sum payment or as an annuity. The Named Executive Officers with Cash Balance Accounts are R. H. Wollenberg, $15,035; R. B. Arkell, $39,639; R. J. Parker, $38,272; K. D. Gettman, $43,739; and L. J. McLaughlin, $31,438.

Proxy Statement 2005    Page 13

R. B. Arkell began receiving retirement benefits in February 1996. His retirement benefit is $43,046 per year.

Executive Employment Contracts

Since January 1, 1989, the Company has entered into termination protection agreements (the “Contracts”) with certain executive officers and employees of the Company (the “Employee” or “Employees”) whose yearly compensation exceeded $75,000 (presently a total of 6, including R. H. Wollenberg, R. B. Arkell, R. J. Parker and L. J. McLaughlin); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years if an Employee is terminated Without Cause or resigns for Good Reason following certain changes in control of the Company. (As defined in the Contracts, “Cause” refers to an Employee’s failure to perform duties after notice or willful misconduct; “Good Reason” relates to certain changes in an Employee’s responsibilities, salary or job location; and “Without Cause” means termination of employment that is not for Cause or for disability.)

Following a change in control of the Company, if an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee’s average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee’s commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee’s pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the Contract period.

Director Compensation

See “Director Compensation” under “Election of Directors” for a discussion of compensation for members of the Company’s Board of Directors.

SECTION 16(a)

BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.

RELATED TRANSACTIONS

Robert E. Wertheimer’s son is an employee of the Company, but is not an officer of the Company, and received approximately $99,542 in compensation for his services in fiscal year 2005. Richard P. Wollenberg, who is the father of Richard H. Wollenberg, the Company’s current President, Chief Executive Officer and Chairman of the Board, and of David A. Wollenberg, a current member of the Company’s Board of Directors, was an employee of the Company and received approximately $61,730 in compensation for his services in fiscal year 2005.

Proxy Statement 2005    Page 14

SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors selected PricewaterhouseCoopers LLP in 1961 as the auditors of the Company for that year and they have been the Company’s auditors for all succeeding fiscal years. The Audit Committee appointed PricewaterhouseCoopers LLP to continue as the Company’s Independent Registered Public Accounting Firm for fiscal year 2006. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Audit Fees

A summary of the fees billed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for services in fiscal years 2005 and 2004 is as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$1,241,159	$280,324	$3,900	$0
2004	$329,998	$5,200	$0	$0

For fiscal year 2005, Audit-Related Fees were incurred for the review of earnings and profits calculations related to the conversion to a real estate investment trust (REIT), research related to REIT accounting issues and financial statement presentations, accounting and internal control consultations and other professional services. Tax Fees were incurred to review the Company’s fiscal 2004 federal income tax return.

For fiscal year 2004, Audit-Related Fees were incurred to evaluate certain of the Company’s financial accounting practices and to facilitate the transition to a separate auditor for the Company’s employee benefit plans.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2005, is transmitted herewith.

The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of the Company, a copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. The Bylaws of the Company require that advance notice of proposed business at an annual meeting of shareholders must be submitted in writing and received by the Secretary of the Company not later than 90 days prior to the date that is one year from the date of the immediately preceding annual meeting of shareholders. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

SHAREHOLDER PROPOSALS

FOR THE 2007

ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 2007 annual meeting of shareholders must be received at the Company’s executive offices by October 31, 2006, in order to be included in the Company’s proxy

Proxy Statement 2005    Page 15

statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than January 6, 2007 to be properly brought before such meeting. If the Company receives proper notice of a shareholder proposal and such notice is not received within a reasonable time prior to mailing by the Company of its proxy materials for its 2007 annual meeting of shareholders, the Company believes that its proxy holders will be allowed to use the discretionary authority granted by the proxy to vote on the proposal at the meeting without including in the proxy statement relating to such meeting the disclosure regarding the proposal or how the Company intends to vote.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

HOUSEHOLDING

The Company delivers a copy of its proxy materials to each shareholder, including those who share an address. Shareholders who share the same last name and address and want to receive only one copy of the proxy materials may request to receive a single copy by notifying the Company in writing no later than 30 days prior to the mailing of the proxy materials each year at the following address: P.O. Box 639, Longview, Washington 98632-7411, Attention: L. J. McLaughlin.

By Order of the Board of Directors

L. J. McLaughlin
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington

February 28, 2006

Proxy Statement 2005    Page 16

Appendix A

LONGVIEW FIBRE COMPANY

AUDIT COMMITTEE CHARTER

Purpose and Authority:

The Audit Committee (the “Committee”) shall assist the Board in oversight of the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence; and

•	performance of the Company’s internal audit function and independent auditor.

In addition, the Committee shall prepare a report of the Committee as required by the SEC to be included in the Company’s annual proxy statement.

The Committee shall have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

The Committee may obtain advice and assistance from outside legal, accounting and other advisors as the Committee deems necessary to carry out its duties, and shall have the authority to select, engage and compensate these advisors without seeking Board approval. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor (for the purpose of preparing or issuing an audit report or performing other audit, review or attest services) and to any outside legal, accounting or other advisors retained by the Committee, and for the Committee’s ordinary administrative expenses.

As the Committee deems appropriate, it may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

Composition:

Independence

The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet, as determined by the Board, the applicable independence standards established from time to time by the New York Stock Exchange, other applicable laws and regulations governing independence (including regulations limiting Committee member compensation), and the Company’s Corporate Governance Guidelines.

Financial Literacy/Expertise

Each Committee member, in the business judgment of the Board, shall be financially literate (or shall become financially literate within a reasonable period of time after appointment). At least one Committee member, in the business judgment of the Board, shall have accounting or related financial management expertise, and shall be an “audit committee financial expert” in accordance with SEC and other applicable regulations and listing standards from time to time.

Appendix A    Page A-1

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly-traded companies other than the Company at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to serve effectively on the Committee. If a Committee member serves on the audit committees of both a public company and a wholly-owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The members of the Committee and the Chair of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

Duties and Responsibilities:

The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board:

Engagement of Independent Auditor

•	Select, appoint, retain, compensate, evaluate and, if appropriate, terminate the independent auditor, and resolve any disagreements between management and the independent auditor concerning financial reporting, with the understanding that the independent auditor shall report directly to and be directly overseen by the Committee. These duties are direct responsibilities of the Committee.

•	Pre-approve the retention of the independent auditor for all audit and such non-audit services as the independent auditor is permitted to provide the Company, and approve the fees for such services, other than any de minimus non-audit services allowed by applicable law or regulation. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service, provided that the Committee is informed of each service pre-approved and that no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

Evaluate the Independent Auditor’s Qualifications, Performance and Independence

•	At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner, and present the Committee’s conclusions to the Board.

•	At least annually, obtain and review a report by the independent auditor describing:

•	the firm’s internal quality-control procedures; and

•	any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues.

Appendix A    Page A-2

•	At least annually:

•	obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company;

•	discuss with the auditor that firm’s independence and any disclosed relationships or services that may affect the objectivity and independence of the auditor; and

•	take, or recommend that the Board take, appropriate action to satisfy itself of the independence of the outside auditor.

•	Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

•	As required by law or as otherwise deemed appropriate by the Committee, ensure that the independent auditor’s lead partner and reviewing partner are replaced or regularly rotated. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

Review Financial Statements and Financial Disclosure

•	Meet with management and the independent auditor to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and, as applicable, the independent auditor’s report on audited financial statements or its review report on interim financial statements. Based on the review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

•	Regularly review with the independent auditor any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditor’s activities or access to required information, and any significant disagreements with management.

•	Review and discuss with the independent auditor, as the Committee deems appropriate:

•	any accounting adjustments that were noted or proposed by the auditor but were not effected (as immaterial or otherwise) by management;

•	any communications between the audit team and the national office concerning auditing or accounting issues; and

•	any “management” or “internal control” letters issued or proposed to be issued by the auditor.

•	Discuss with management the type and presentation of information to be included in earnings press releases, and any financial information and earnings guidance provided to analysts and rating agencies. This may be done generally and does not require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

Appendix A    Page A-3

Periodic Assessment of Accounting Practices and Policies

•	Obtain and review timely reports from the independent auditor regarding:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Review, including with management and the independent auditor, if appropriate:

•	major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•	Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

Periodic Assessment of Risk and Risk Management

•	Discuss guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and any steps management has taken to monitor and control such exposures.

Internal Control and Audit Review

•	Review and discuss, as the Committee deems appropriate, with the independent auditor the responsibilities and performance of the Company’s internal audit function.

•	Review any reports from management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud (whether or not material) that involves management or other employees who have a significant role in the Company’s internal controls.

•	Review any report issued by the Company’s independent auditor regarding the Company’s internal controls.

Related-Party Transactions

•	Review any transactions between the Company and its officers or directors or affiliates of officers or directors.

Appendix A    Page A-4

Hiring Policies

•	Set clear policies for the Company’s hiring of employees or former employees of the independent auditor, to ensure that these policies comply with any applicable regulations.

Ethics Compliance and Complaint Procedures

•	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Reports

•	Regularly report to the Board on significant matters arising from the Committee’s activities, including, to the extent the Committee deems appropriate, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the qualification and independence of the independent auditor, and the performance of the internal audit function and independent auditor.

•	Prepare a report of the Committee as required by the SEC to be included in the Company’s annual proxy statement.

Meetings:

The Committee shall establish a meeting calendar annually, which shall include at least quarterly meetings. The Committee may hold such other meetings as are necessary or appropriate for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as Chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

At least quarterly, the Committee shall meet separately with management, internal audit personnel and the independent auditor to discuss matters that the Committee or the other groups believe deserve Committee attention.

Evaluation:

The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

Although the Committee has the responsibilities and powers set forth above, it is not the Committee’s responsibility to plan or conduct audits or to determine whether the Company’s financial statements and disclosures are complete and accurate or in accordance with generally accepted accounting principles and applicable rules and regulations.

January 2004

Appendix A    Page A-5

LONGVIEW FIBRE COMPANY

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 6, 2006

10:00 a.m. Local Time

The Monticello Hotel

1405 17th Avenue

Longview, Washington 98632

Longview Fibre Company
300 Fibre Way
Longview, Washington 98632	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 6, 2006.

The undersigned hereby appoints Richard H. Wollenberg, Robert E. Wertheimer, David L. Bowden and Robert A. Kirchner and each of them as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Monticello Hotel, 1405 17th Avenue, Longview, Washington 98632 on April 6, 2006 at 10:00 a.m., local time, or any adjournments thereof. The undersigned directs the proxy be voted as follows:

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of Directors:	01 Rick L. Bentzinger	03 Curtis M. Stevens	☐	Vote FOR	☐	Vote WITHHELD
	Class I Directors:	02 David L. Bowden	04 Richard H. Wollenberg		all nominees (except as marked)		from all nominees
	Class III Director:	05 David A. Wollenberg

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

Address Change? Mark Box ☐ Indicate changes below:

Date___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.